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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 12, 2000

                     MAGNUM SPORTS & ENTERTAINMENT, INC.
               (Exact name of Registrant as specified in charter)

Delaware                            000-21585                         22-3393152
(State or other                  (Commission File No.)             (IRS Employer
jurisdiction of                                                   Identification
incorporation)                                                           Number)

               1330 Avenue of the Americas, 39th Floor, N.Y., N.Y. 10019 (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 246-7380




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Item 5. Other Events

     On December 12, 2000, Magnum Sports & Entertainment, Inc. ("Magnum"), announced that it signed a letter of intent to acquire Ford Models, Inc.("Ford"), an international modeling agency with principal headquarters located in New York City. The transaction is expected to close early in 2001.

     The consummation of the transaction is subject to the ability of Magnum to negotiate and enter into a definitive acquisition agreement to acquire Ford Models, Inc., the ability of Magnum to procure the necessary financing to complete the transaction, the possibility of requiring stockholder approval and obtaining other regulatory approvals and consent.


Item 7. Financial Statements and Exhibits

      (C) Exhibits

     1. Letter of Intent dated December 11, 2000 among Magnum Sports & Entertainment, Inc., Ford Models, Inc., Katie Ford, Eileen Ford, Jerry Ford, William Ford, Jamie Ford Craft, Lacey Ford Williams, Rory Riggs and Jack Maiden.

     2. Press Release dated December 12, 2000 issued by Magnum Sports & Entertainment, Inc. announcing Magnum's signing of letter of intent to purchase Ford Models, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MAGNUM SPORTS & ENTERTAINMENT, INC.


  Date  December 18,  2000          BY: /s/ Robert M. Gutkowski
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                                   Robert M. Gutkowski, Chief Executive Officer